Union Carbide Corporation and Subsidiaries	EXHIBIT 10.5.22

TWENTY-SECOND AMENDMENT TO THE
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Twenty-Seconded Amendment to the Amended and Restated Revolving Credit Agreement (this “Amendment”) is made effective as of October 1, 2023, and is entered into among Union Carbide Corporation, as Borrower (“Borrower”) and The Dow Chemical Company, as Lender (“Lender”) (together, the “Parties”).

BACKGROUND

The Parties have entered into the Amended and Restated Revolving Credit Agreement dated as of May 28, 2004, as amended (the “Credit Agreement”).

The Parties desire to amend the Credit Agreement according to the terms in this Amendment. Any capitalized terms used in this Amendment, but not otherwise defined in this Amendment, are as defined in the Credit Agreement.

THE AGREEMENT

1.    Amendment to Section 1.1. The Parties agree to amend Section 1.1 of the Credit Agreement by making the following modifications:

a.    Replacing the definition of “Scheduled Termination Date” with the following definition: “Scheduled Termination Date” means December 30, 2024.

b.    Adding a definition for “Administrative Agent” to read as follows: “Administrative Agent” means The Dow Chemical Company - responsible for administrating this credit agreement and calculating the Interest Rate.

c.    Adding a definition for “Interest Period” to read as follows: “Interest Period” means the period commencing on the first calendar day of each calendar month and ending on the last calendar day of each month (or, in the case of the final Interest Period, the Scheduled Termination Date).

2.    Amendment to Section 2.9. Section 2.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)    All Loans and the outstanding amount of all other Obligations shall bear interest from day to day at an interest rate per annum (the “Interest Rate”) equal to the lesser of:

(i)    The TDCC Reference Rate plus 0.0625 percent; and

(ii)    the maximum rate allowable by law.

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Union Carbide Corporation and Subsidiaries	EXHIBIT 10.5.22

(b)    In no event should the “Interest Rate” pursuant to (a) above be negative, in such case the Loan bears interest at a rate of 0.0%.

(c)    The Interest Rate for each Interest Period is determined by the Administrative Agent prior to each Interest Period. Such determination is conclusive and binding absent manifest error.

(d)    Interest is calculated by the Administrative Agent on the basis of a 360-day year for actual days occurring during the Interest Period.

(e)    Interest accrues on the unpaid principal amount of each Loan from the date each Loan is made to the date such Loan is payable in accordance with the Credit Agreement.

(f)    Interest on the unpaid principal amount of the Loan will be calculated on the daily outstanding balance, capitalized and added to the unpaid principal amount of the Loan for value the last day of each Interest Period.

(g)    Interest Payments. Interest accrued on each Loan shall be payable in cash in arrears (i) on the twenty-fifth day of each calendar month, and (ii) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

(h)    Default Interest. Notwithstanding the rates of interest specified in Section 2.9(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations due and payable shall bear interest at a rate which is two percent (2%) per annum in excess of the rate of interest applicable to such Obligations from time to time.

2.    No Other Amendment or Waiver. Except as expressly amended by this Amendment, the Credit Agreement and all other Loan Documents remain in full force and effect in accordance with their terms, and the Parties ratify and confirm the Credit Agreement and all other Loan Documents in all respects.

3.    Execution in Counterparts. This amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

4.    Governing Law. This Amendment and the rights and obligations of the Parties to this Amendment will be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Signature Page Follows]
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Union Carbide Corporation and Subsidiaries	EXHIBIT 10.5.22

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their authorized representatives.

LENDER:	BORROWER:

THE DOW CHEMICAL COMPANY	UNION CARBIDE CORPORATION

By: /s/ MICHAEL NASH	By: /s/ IGNACIO MOLINA
Michael Nash	Ignacio Molina
Global Treasury Director, Financial Planning, Operations and Systems	Chief Financial Officer, Vice President and Treasurer

Signature Page
Twenty-Second Amendment to the Amended and Restated Revolving Credit Agreement
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